EXHIBIT 4.2                                                    EXECUTION VERSION

                 AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT

               AMENDMENT NO. 2 (this "Amendment"), dated as of November 3, 2006, among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Borrower"), the Lenders party hereto, and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent"), amends certain provisions of the SECOND LIEN CREDIT AGREEMENT, dated as of February 6, 2006 and amended as of May 5, 2006 (as further amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto as lenders (the "Lenders") and the Administrative Agent.

                                   WITNESSETH:

               WHEREAS, the Borrower has requested, and the Administrative Agent and each Lender signatory to an Acknowledgement and Consent have agreed to amend certain amendments of the Credit Agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

               1. DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

               2. AMENDMENT TO THE CREDIT AGREEMENT. As of the Second Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:

               (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the following existing definitions in their entirety and inserting the following in lieu thereof:

                    "EBITDA" means, with respect to any Person for any period,
          (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) any aggregate loss from the sale, exchange or other disposition of capital assets by such Person outside the ordinary course of business, (v) depreciation, depletion and amortization expenses, (vi) non-cash expenses in respect of Fourth Quarter 2005 Reserves; provided, however, all such non-cash expenses in Fourth Quarter 2005 Reserves shall not exceed an aggregate amount of $8,500,000, (vii) certain cash and non-cash restructuring expenses in connection with the closing or consolidation of certain facilities; provided, however, the cash portion of such restructuring expenses shall not exceed an aggregate amount of $2,500,000 in any consecutive four Fiscal Quarter period, (viii) all other non-cash charges and non-cash losses for such period that are not payable in cash in any subsequent period and (ix) certain fees payable to (x) Rothschild Inc., a financial advisor to the Loan Parties, in connection with certain corporate services provided by or to be provided by Rothschild Inc. to the Loan Parties, (y) BBK, Ltd., a financial advisor to the Loan Parties, in connection with certain financial services provided or to be provided by BBK, Inc. to the Loan Parties and (z) the Second Lien Advisors in connection with certain financial due diligence and monitoring services provided to or to be provided by such Second Lien Advisors to the Lenders and the Second Lien Secured Parties following the Second Amendment Effective Date for so long as such professional fees and costs are being borne by the Loan Parties; provided, however, all such fees and costs payable under clauses (x), (y) and (z) do not exceed $ 2,400,000 per Fiscal Quarter minus (c) the sum of, in each case to the extent added in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income,
          (iii) gains from extraordinary items for such period, (iv) any aggregate gain from the sale, exchange or other disposition of capital assets by such Person outside the ordinary course of business and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(viii) above by reason of a decrease in the value of any Stock or Stock Equivalent. For the avoidance of doubt, the anticipated Brazilian Tax Benefit shall not constitute a non-cash gain or other item which have been added in determining Consolidated Net Income for purposes of clause (c)(v) above.

                    "Net Cash Proceeds" means proceeds received by any Loan Party after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under clauses (a), (b),
          (c)(i), (d), (e) or (h) of Section 8.4 (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition,
          (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of clauses (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, (b) Property Loss Event, (c)(i) Equity Issuance (other than any such issuance of common Stock of Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries) or (ii) any Debt Issuance (other than any Debt Issuance permitted under clauses (a) through (k) of Section 8.1 (Indebtedness)), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it or (d) US Tax Receivable.

                    "Term Loan Maturity Date" means the third anniversary of the Second Amendment Effective Date (as defined in Amendment No. 2 to the Credit Agreement).

               (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

                    "Amendment No. 2 to the Credit Agreement" means that certain Amendment No. 2 to Second Lien Credit Agreement, dated as of November 3, 2006, entered into among the Borrower, the Administrative Agent and the Lenders party thereto.

                    "Brazilian Tax Benefit" means the anticipated increase in the Borrower's net income (not to exceed an aggregate amount of $7,000,000) resulting from the reversal of non-cash tax charges associated with the "PIS" and "COFINS" taxes under Brazilian Law accrued prior to June 30, 2006.

                    "Disposition Adjustment" means those adjustments, if any, to Minimum EBITDA as set forth on Annex A hereto.

                    "Master Global Manufacture and Supply Agreement" means that certain Master Global Manufacture and Supply Agreement, substantially in the form attached hereto as Exhibit D, by and between the Borrower and TMT.

                    "Minimum EBITDA" means, for each reporting period set forth in Section 5.2 hereof, that amount of EBITDA set forth opposite such period in Section 5.2.

                    "Second Lien Advisors" means and includes each Person providing or to provide certain financial due diligence and monitoring services to the Second Lien Secured Parties following the Second Amendment Effective Date.

                    "Subject Units" means the business lines and concomitant entities set forth on Annex A.

                    "Target Date" has the meaning ascribed thereto in Section
          2.4.

                    "Target Date Delta" means an amount calculated as follows:

                         (A) for the July 1, 2007 Target Date, the difference between (x) the outstanding principal amount of the Term Loans on such Target Date and (y) $33,600,000; and

                         (B) for each of the October 1, 2007 and January 1, 2008 Target Dates, the difference between (x) outstanding principal amount of the Term Loans on such Target Date and (y) the applicable Target Date Principal Reduction Goal; provided, however, that in no event shall (A) the Target Date Delta for the October 1, 2007 exceed $15,300,000 or (B) the Target Date Delta for the January 1, 2008 exceed $18,300,000.

                    "Target Date Principal Reduction Goal" means, with respect to each Target Date, the amount set forth opposite the applicable Target Date in Section 2.4.

                    "TMT" means TMT-Motoco do Brasil Ltda.

                    "TMT Brazilian Out-of-Court-Restructurings" means any agreement between TMT and any creditor in Brazil holding 60% or more of the aggregate outstanding amount of TMT Indebtedness which share a common element among them, as defined by applicable Brazilian Legislation (Law 11.101) of February 9, 2005.

                    "TMT Debt Documents" means those certain debt agreements set forth on Annex B hereto.

                    "TMT Debt Document Arbitration Proceedings" means any arbitration proceedings instituted in Brazil in accordance with the provisions of the agreements set forth on Annex B hereto.

                    "TMT Enforcement Remedies or TMT Enforcement Remedy" means the filing of an enforcement action or any ordinary collection law suit or of a bankruptcy request or other formal proceedings, in each case filed or instituted in Brazil and arising from, or in connection with, any indebtedness having a principal amount in excess of $100,000; provided, however, that such action is not effectively stayed by a TMT Brazilian Out-of-Court Restructuring or an order of a court of competent jurisdiction within ten (10) days of the commencement thereof.

                    "TMT Indebtedness" means the Indebtedness of TMT outstanding in an amount equal to $121,373,599.80 on the Second Amendment Effective Date incurred in connection with certain agreements set forth on Annex B attached hereto.

                    "PIK Margin" means, in respect of any Loan outstanding from and after the Second Amendment Effective Date (as defined in Amendment No. 2 to the Credit Agreement) a rate equal to 2.00% per annum.

                    "US Tax Receivable" means a United States income tax refund with respect to the 2003 tax year of any Loan Party in the amount of up to $14,000,000.

               (c) Section 2.4 of the Credit Agreement is hereby amended by inserting the letter "(a)" at the beginning of the first sentence thereof and inserting the following new clause (b) at the end of such section:

                    (b) If the outstanding principal amount of the Term Loans on each date set forth below (each a "Target Date") exceeds the amount set forth opposite such date, (x) on such Target Date, the Administrative Agent shall notify in writing the administrative agent under the First Lien Credit Agreement to include an Additional Reserve (as such term is defined in the First Lien Credit Agreement) until such time as the Term Loan has been reduced to or below the Target Date Principal Reduction Goal set forth opposite the applicable Target Date for which such Additional Reserve was instituted (at which time the Administrative Agent shall promptly notify the administrative agent under the First Lien Credit Agreement to remove such Additional Reserve) and (y) on such Target Date, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Ratable Portion, a fee (the "PIK Fee") equal to 10% of the Target Date Delta for such applicable Target Date, which fee shall be payable in kind and added to the principal amount of the Term Loans on the applicable Target Date and shall bear interest as if such PIK Fee were a Term Loan funded on the applicable Target Date:

July 1, 2007      $33,600,000
October 1, 2007   $18,300,000
January 1, 2008   $         0

               (d) The third sentence in Section 2.6 (a) of the Credit Agreement is hereby amended in its entirety and inserting the following in lieu thereof:

                    Notwithstanding the foregoing, the Prepayment Premium shall not apply to any optional prepayment made with proceeds of (x) the sale of Little Giant Pump Company as long as such sale is consummated on or prior to July 31, 2006, (y) the sale of all or any part of any entity or combination of parts or entities comprising the Subject Units on or prior to December 31, 2007 and (z) US Tax Receivable.

               (e) Section 2.7 (a) and (b) of the Credit Agreement are hereby amended in their entirety and inserting the following in lieu thereof:

                    (a) Subject to clause (c) below, upon receipt by the Borrower or any Loan Party of Net Cash Proceeds arising from an Asset Sale (other than any Asset Sale permitted by Section 8.4(j)), Property Loss Event, Equity Issuance, Debt Issuance or US Tax Receivable, the Borrower shall immediately prepay the Loans in an amount equal to 100% of such Net Cash Proceeds; provided, however, that no such prepayment shall be required under this Agreement to the extent the First Lien Available Credit (without giving effect to any Additional Reserve established pursuant to Section 2.4(b)) would be less than $25,000,000 after giving effect to such prepayment.

                    (b) Upon receipt by the Borrower or any Loan Party of Net Cash Proceeds arising from an Asset Sale permitted under Section 8.4(j), the Borrower shall prepay the Loans in an amount equal to the amount of Net Cash Proceeds specified in clause (ii) below. Notwithstanding anything herein to the contrary, such Net Cash Proceeds shall be applied as follows: (i) first, the Borrower shall immediately prepay that portion of the outstanding revolving loans (and provide cash collateral in respect of letters of credit) under the First Lien Credit Agreement in an amount equal to that portion of the First Lien Available Credit created solely by the inclusion of the assets subject to such Asset Sale in the Borrowing Base (as defined in the First Lien Credit Agreement) immediately prior to the consummation of such Asset Sale and (ii) second, the Borrower shall apply the remaining balance of Net Cash Proceeds after giving effect to the application of such proceeds made under clause (i) above as a mandatory prepayment of the Loans.

               (f) Sections 2.8 (a) and (b) of the Credit Agreement are hereby amended in their entirety as follows:

               (a) Rate of Interest. All Loans (including any interest added to the principal amount of the Loans pursuant to clause (b) below) and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made or in the case of any interest added to the principal amount of the Loans, including but not limited to any PIK Fee, from the date such interest or fee is so added and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

                         (i) if a Base Rate Loan or such other Obligation, at a
               rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, (B) the Applicable Margin for Term Loans that are Base Rate Loans and (C) in the case of the Term Loans only (including any PIK Fee or interest added to the principal amount of the Term Loans pursuant to Section 2.4(b)), the PIK Margin; and

                         (ii) if a Eurodollar Rate Loan, at a rate per annum
               equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period and (C) in the case of Term Loans only (including any PIK Fee or interest added to the principal amount of the Term Loans pursuant to
               Section 2.4(b)), the PIK Margin.

               (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than in respect of the PIK Margin) shall be payable in arrears
     (A) on the first Business Day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan (other than in respect of the PIK Margin) shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise). Notwithstanding the foregoing, interest accrued on each Loan in respect of the PIK Margin shall be payable in kind on the last day of each calendar quarter (based on the average daily principal amount of the Loans outstanding during such quarter) and such interest shall automatically be capitalized and added to the outstanding principal amount of the Term Loans on such date and such capitalized amount shall bear interest on the same basis as if such capitalized amount were a Term Loan funded on the Closing Date. Any such capitalized amount shall become due and payable in cash on the Term Loan Maturity Date.

               (g) Section 4.19 (c) is hereby amended by deleting the word "No" at the beginning such clause and inserting the following:

                    (c) Except with respect to the Real Property located at 1925 Nebraska Ave., Toledo, Ohio, 43607 (and set forth on Schedule 4.19), no

               (h) Section 5.2 of the Credit Agreement is hereby amended in its entirety as follows:

                    Section 5.2 Minimum EBITDA

                    Subject to any applicable Disposition Adjustment, the Borrower shall have, on the last day of each period set forth below, EBITDA for such period of not less than the amount set forth opposite such period:

                  PERIOD                      MINIMUM EBITDA
                  ------                      --------------
October 1, 2006 through December 31, 2006      ($14,900,000)
October 1, 2006 through March 31, 2007          ($8,000,000)
October 1, 2006 through June 30, 2007         $  19,800,000
October 1, 2006 through September 30, 2007    $  55,000,000
January 1, 2007 through December 31, 2007     $  86,900,000

               (i) Section 6.1 of the Credit Agreement is hereby amended by inserting the following new clause (i) immediately following the existing clause
(h) to read as follows:

                    (h) Cash Flow Forecast. The Borrower shall deliver on or prior to the Second Amendment Effective Date (as defined in Section
          4), and thereafter as soon as available and in any event not later than Tuesday at 5:00 pm (New York time) of each week until the earlier of (x) the date that the Administrative Agent determines in its sole discretion that there has been no Liquidity Event Period (as defined under the First Lien Credit Agreement) occurring for 8 consecutive weeks under the First Lien Credit Agreement and (y) end of the Fiscal Year of 2007, a 13-week rolling cash flow forecast detailing cash receipts and cash disbursements on a weekly basis for the next 13 weeks, the information and calculations contained in which shall be reasonably satisfactory to the Administrative Agent, certified by a Responsible Officer of the Borrower that such forecast has been prepared in good faith.

               (j) Section 7.6 of the Credit Agreement is hereby amended by inserting the following immediately following the last sentence thereof:

                    In addition, the Borrower shall authorize (and hereby does so authorize) its and its Subsidiaries' investment bankers and other financial advisors to discuss with the Administrative Agent or any Lender, during reasonable business hours, the status of the sale of the Subject Units and such other matters relating thereto.

               (k) Article VII (Affirmative Covenants) is hereby amended by inserting a new Section 7.15 immediately after the existing Section 7.14 to read as follows:

                    The Borrower shall, and shall cause each Subsidiary of the Borrower to, duly pay and discharge in accordance with each Loan Party's customary business practices in respect thereto, all current debts, obligations and Accounts payable as they become due in accordance with such customary business practices ("Current Payment Terms"); provided, however, under no circumstances shall the Borrower or any Subsidiary of the Borrower, willfully or otherwise, extend, modify or change the Current Payment Terms for the purpose of redirecting or redeploying cash toward repaying the Revolving Credit Outstandings (as defined under the First Lien Credit Agreement) in an effort to temporarily inflate Available Credit.

               (l) Section 8.1(f) of the Credit Agreement is hereby amended in its entirety as follows:

                    (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Guarantor, (ii) from any Guarantor to the Borrower or any other Guarantor, (iii) from any Non-Guarantor Subsidiary to the Borrower or any Guarantor, (iv) from a Brazilian Subsidiary to any other Brazilian Subsidiary; provided, however, the aggregate outstanding principal amount of all such Indebtedness permitted under this clause (iv) and under Section 8.1(k)(iii)(y)(B) shall not exceed $10,000,000 or (v) from the Borrower or any Guarantor to any Non-Guarantor Subsidiary; provided, however, that, in the case of this clause (v), the Investment in such intercompany loan to such Non-Guarantor Subsidiary is permitted under Section 8.3(e)(iv) (Investments);

               (m) Section 8.1(k) of the Credit Agreement is hereby amended in its entirety as follows:

                    (k) Indebtedness (not otherwise permitted under this Section 8.1) (i) incurred in connection with the Brazilian Receivables Transactions; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount (or equivalent repurchase obligation) of all such Indebtedness incurred pursuant to this clause
          (i) shall not exceed $150,000,000 at any time, (ii) incurred by any Material Foreign Subsidiary; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all Indebtedness permitted under this clause (ii) shall not exceed $25,000,000 at any time and (iii) incurred by Tecumseh do Brasil Ltda solely for the purpose of (x) paying a dividend to the Borrower or (y) making a capital contribution in or a loan to TMT; provided, that, the Dollar Equivalent of the aggregate outstanding principal amount of all Indebtedness permitted under this clause (iii) shall not exceed (A) $25,000,000, in the case of clause (x) above and (B) $10,000,000, in the case of clause (y) above; provided, further, the outstanding principal amount of all Indebtedness permitted under this clause (iii) shall not exceed $25,000,000 at any time.

               (n) Section 8.3 (e)(iv) of the Credit Agreement is hereby amended by adding the following immediately preceding the semi colon at the end of such clause (e)(iv):

                    (other than Investments permitted under Section 8.1(f) and 8.1(k))

               (o) Section 8.4(h) of the Credit Agreement is hereby amended in its entirety to read as follows:

                    (h) the sale of certain Investment Property set forth on
          Schedule 8.4(a) in an aggregate Net Cash Proceeds of which shall not exceed $500,000 so long as such sale is consummated on or prior to January 1, 2007; and

               (p) Section 8.4 of the Credit Agreement is hereby amended by deleting the word "add" appearing at the end of clause (h) and inserting "and" at the end of clause (i) and inserting a new subsection (j) immediately following the existing subsection (i) to read as follows:

                    (j) as long as no Default or Event of Default is continuing or would result therefrom, an Asset Sale for Fair Market Value (i) payable in cash or (ii) payable in a combination of cash and other consideration; provided, however, (A) at least 85% of all the consideration received from such Asset Sale shall be in cash (except for Asset Sales of certain Subject Units set forth under clause III on Annex A hereto for which the greater of (x) 25% of the total purchase price and (y) an amount equal to that portion of the Available Credit created solely by the inclusion of the assets comprising the Subject Units set forth under clause III on Annex A hereof included in the Borrowing Base immediately prior to the consummation of such Asset Sale, shall be in cash and the balance of the purchase price shall be permitted to be in the form of the assumption of Indebtedness by the purchaser of such assets) and (B) the Net Cash Proceeds received from such Asset Sale is in an amount sufficient to satisfy the Second Lien Obligations, in respect of the Stock or assets of all or any part of any entity or combination of parts or entities comprising the Subject Units; provided, further, that such Net Cash Proceeds from such sale are applied to the Obligations as set forth in, and to the extent required by, Section 2.7(b).

               (q) Section 8.7 of the Credit Agreement is hereby amended by adding the following at the end of clause (a)(i):

               (other than with any other Loan Party),

               (r) Section 8.9 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (e)(i) and inserting "and" at the end of clause (e)(ii) and inserting a new clause (e)(iii) immediately following the existing clause (e)(ii) to read as follows:

                    (iii) a Master Global Manufacture and Supply Agreement between Tecumseh Power Company and TMT, in connection with the restructuring of the TMT Indebtedness, with terms and conditions that are as favorable to the Borrower as those that could be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower.

               (s) Article VIII (Negative Covenants) is hereby amended by inserting a new Section 8.19 immediately after the existing Section 8.18 to read as follows:

                    Section 8.19 Permanent Availability Reserve and Additional Reserve

                    Neither the Borrower nor any of its Subsidiaries shall change or amend the First Lien Credit Agreement for the purposes of deleting the definition of "Permanent Availability Reserve" or "Additional Reserve" or terminating the applicability of such Permanent Availability Reserve or "Additional Reserve" under the First Lien Credit Agreement so long as the First Lien Credit Agreement is in effect. The Administrative Agent hereby agrees and acknowledges that the administrative agent under the First Lien Credit Agreement shall have no obligation to hold any Additional Reserve in trust for or for the benefit of the Lenders.

               (t) Section 9.1(m) of the Credit Agreement is hereby amended in its entirety to read as follows:

                    (m) there shall have occurred an "Event of Default" under, and as defined in, the First Lien Credit Agreement and such Event of Default shall not have been cured or waived for a period of (A) 30 consecutive days for any "Event of Default" occurring as a result of any failure to comply with Section 5.2 (Minimum EBITDA) under, and as defined in, the First Lien Credit Agreement and (B) 45 consecutive days for any other "Event of Default" under the First Lien Credit Agreement, in each case in accordance with the terms of the First Lien Credit Agreement.

               (u) Schedule 4.19 to the Credit Agreement is hereby amended by adding that certain property set forth on Annex C hereto.

               (v) Schedule 8.4(b) to the Credit Agreement is hereby amended by adding that certain property set forth on Annex D hereto.

               3. CONSENT AND WAIVER. (a) As of the Second Amendment Effective Date (as defined in Section 4) and until the earlier of (i) ninety (90) days from the date that TMT has failed to make a payment that is due and payable under any TMT Debt Document (as in effect on the date hereof) or has otherwise failed to comply with the terms of any TMT Debt Document (as in effect on the date hereof), and (ii) the date that any TMT Enforcement Remedy has occurred, the Administrative Agent and each Lender signatory to an Acknowledgement and Consent hereby waive any Default or Event of Default under (A) Section 9.1(e) (Events of Default) arising from TMT's failure to make any payment on any TMT Indebtedness when the same becomes due and payable, and (B) Section 9.1(f) (Events of Default) with respect to TMT solely in connection with any Brazilian Out-of-Court Restructuring or any TMT Debt Document Arbitration Proceeding that may occur or be instituted.

               (b) Each Lender signatory to an Acknowledgement and Consent hereby consents to the Borrower's request of a one time extension of the delivery date of the (x) monthly report solely for the fiscal month of September 2006, due within 30 days after the end of such fiscal month pursuant to Section 6.1(a) (the "September Reporting"), and (y) Borrowing Base Certificate solely for the fiscal month of September 2006 due no later than 10 Business Days after the end of such fiscal month pursuant to Section 6.10(a), in each case in clause
(x) and (y) above, to November 14, 2006.

               (c) Each Lender signatory to an Acknowledgement and Consent hereby waives any Default or Event of Default under (i) Section 5.2 of the Credit Agreement that may have arisen from the Borrower's expected failure to meet the minimum EBITDA requirement for the Fiscal Quarter ending September 30, 2006 and which will be reflected in the September Reporting to be delivered to the Administrative Agent by November 14, 2006, (ii)(A) Section 4.1(b) of the Credit Agreement that may have arisen due to the Borrower's failure to disclose the property set forth on Annex C in Schedule 4.19 and (B) Section 4.19(c) and
(iii) Section 6.1(a) of the Credit Agreement that may have arisen due to the Borrower's failure to deliver the monthly report for the fiscal month of August 2006 at the appropriate delivery date.

               (d) Each Lender signatory to an Acknowledgement and Consent hereby consents to the terms contained in Amendment No. 2 to the First Lien Credit Agreement.

               (e) Each Lender signatory to an Acknowledgement and Consent hereby consents to the terms contained in Amendment No.1 to the Intercreditor Agreement, in form set forth hereto as Exhibit A.

               4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when the Administrative Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

                    (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                         (i) this Amendment, executed by the Borrower, the
Administrative Agent and the Requisite Lenders;

                         (ii) an Acknowledgment and Consent, in the form set
forth hereto as Exhibit B, duly executed by each of the Requisite Lenders;

                         (iii) the Consent of Guarantors, in the form set forth
hereto as Exhibit C, executed by each Guarantor;

                         (iv) an amendment to the Intercreditor Agreement
substantially in the form of Exhibit A hereto, duly executed and delivered to the Administrative Agent;

                         (v) written evidence that the Borrower has engaged a
reputable financial advisor, acceptable to the Administrative Agent, to assist the Borrower and the other Loan Parties on strategic corporate initiatives and related matters; and

                         (vi) such additional documentation as the
Administrative Agent or the Lenders may reasonably require.

                    (b) Second Amendment Effective Date - First Lien. The Second Amendment Effective Date (as defined in Amendment No. 2 to the First Lien Credit Agreement) shall have occurred.

                    (c) Payment of Fees, Costs and Expenses. The Administrative Agent shall have received payment of all fees, costs and expenses, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and counsel for the Lenders) in connection with this Amendment, the Credit Agreement and each other Loan Document, as required by Sections 8 and 9 hereof.

                    (d) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

                    (e) No Default or Event of Default. After giving effect to this Amendment and Amendment No. 2 to the First Lien Credit Agreement, no Default or Event of Default shall have occurred and be continuing.

               5. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof, and as of the Second Amendment Effective Date, after giving effect to this Amendment and Amendment No. 2 to the First Lien Credit Agreement, the Borrower hereby represents and warrants to the Lenders as follows:

                    (a) Each of the representations and warranties contained in
Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

                    (b) No Default or Event of Default has occurred and is continuing.

               6. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

               7. LOAN DOCUMENTS. This Amendment is deemed to be a "Loan Document" for the purposes of the Credit Agreement.

               8. COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable and documented (x) out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent and counsel for Lenders with respect thereto and (y) fees and expenses of the Second Lien Advisors; provided, that from and after the date on which the outstanding principal amount of the Term Loans has been reduced to an amount equal to or less than $18,300,000, the Loan Parties shall have no further responsibility or obligation with respect to the payment of any fees and costs of the Second Lien Advisors.

               9. FEES. As consideration for the execution of this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent with respect to this Amendment by 5:00 p.m. (New York time) on November 3, 2006, a fee equal to 2.50% of the outstanding principal amount of the Loans owing to such Lender.

               10. GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

                    (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                    (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                    (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

                    (d) From and after the Second Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

                            [signature pages follow]

               IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 to the Credit Agreement to be effective for all purposes as of the Second Amendment Effective Date.

                                        Borrower

                                        TECUMSEH PRODUCTS COMPANY
                                        as Borrower


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                        Administrative Agent

                                        CITICORP USA, INC.,
                                        as Administrative Agent and Collateral
                                        Agent


                                        By: /s/ Sebastien Delasnerie
                                            ------------------------------------
                                        Name: Sebastien Delasnerie
                                        Title: Vice President


                                        Lenders

                                        ABLECO FINANCE LLC,
                                        as Lender, on behalf of itself and its
                                        affiliated assigns


                                        By: /s/ Kevin Genda
                                            ------------------------------------
                                        Name: Kevin Genda
                                        Title: Senior Vice President

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

*indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.
                                                                         ANNEX A

                                  SUBJECT UNITS



I.       *

II.      * and

III.     *

CERTAIN DEFINITIONS RELATING TO DISPOSITION ADJUSTED SET FORTH IN SECTION 5.2

"Reporting Period" has the meaning specified on Annex A.

"Electrical Segment" has the meaning specified on Annex A.

"Engines Segment" has the meaning specified on Annex A.

"Segment" means, individually, each of *, * and * as shown on Annex A.

"Cumulative EBITDA Covenant Adjustment" means, with respect to each Reporting Period, that number set forth opposite such Reporting Period under the heading "Cumulative EBITDA Covenant Adjustment" in the chart on Annex A.

"Cumulative Sales Projection" means, with respect to each Reporting Period, that number set forth opposite such Reporting Period under the heading "Cumulative Sales Projection" in the chart on Annex A.

"Quarterly Projected EBITDA Covenant" means, with respect to each quarter specified in the applicable chart on Annex A, that number set forth opposite such quarter under the heading "Quarterly Projected EBITDA Covenant" in the chart on Annex A.

"Sales Projection" means, with respect to each quarter specified in the applicable chart on Annex A, that number set forth opposite such quarter under the heading "Sales Projection" in the chart on Annex A.

In the event of an Asset Sale of a Subject Unit permitted under Section 8.4(j), Minimum EBITDA shall be adjusted downward, for each reporting period specified in Section 5.2 (each a "Reporting Period") (other than Reporting Periods ended prior to the date of the Asset Sale being examined), by the Cumulative EBITDA Covenant Adjustment amount set forth opposite each of (x) the Reporting Period in which the Asset Sale takes place for the applicable Segment below and (y) each Reporting Period subsequent to the Reporting Period in which the Asset Sale takes place for the applicable Segment below; provided, however, that



      (A) in the event the subject Asset Sale is of less than the entire Segment, then the Cumulative EBITDA Covenant Adjustment specified below for each Reporting Period shall be an amount equal to the product obtained by multiplying
(x) the Cumulative EBITDA Covenant Adjustment specified for such Reporting Period by (y) a fraction (i) the numerator of which is that portion of the Segment's Sales Projection attributable to the assets being sold and (ii) the denominator of which is Sales Projection for the subject Segment set forth opposite such Reporting Period; and

      (B) shall be further adjusted in accordance with GAAP accounting standards to reflect the timing of the Asset Sale to reflect the EBITDA contribution to such Segment's Cumulative EBITDA Covenant Adjustment that was projected for the Segment (or portion thereof) that was the subject of the Asset Sale as set forth in the Quarterly Projected EBITDA Covenant table below:


*

                                                  CUMULATIVE                      CUMULATIVE SALES
     CUMULATIVE REPORTING                 EBITDA COVENANT ADJUSTMENT                 PROJECTION
            PERIOD                            ($ IN MILLIONS)                    ($ IN MILLIONS)
     10/01/2006-12/31/06                             *                                  *
      10/01/2006-3/31/07                             *                                  *
      10/01/2006-6/30/07                             *                                  *
      10/01/2006-9/30/07                             *                                  *
       1/1/07-12/31/07                               *                                  *


                                           QUARTERLY PROJECTED EBITDA
                                                   COVENANT                       SALES PROJECTION
            QUARTER                             ($ IN MILLIONS)                   ($ IN MILLIONS)
            Q4-2006                                   *                                 *
            Q1-2007                                   *                                 *
            Q2-2007                                   *                                 *
            Q3-2007                                   *                                 *
            Q4-2007                                   *                                 *

*







                                             CUMULATIVE EBITDA COVENANT
                                                     ADJUSTMENT                  CUMULATIVE SALES PROJECTION
              REPORTING PERIOD                     ($ IN MILLIONS)                     ($ IN MILLIONS)
            10/01/2006-12/31/06                            *                                   *
            10/01/2006-3/31/07                             *                                   *
            10/01/2006-6/30/07                             *                                   *
            10/01/2006-9/30/07                             *                                   *
              1/1/07-12/31/07                              *                                   *



                                          QUARTERLY PROJECTED EBITDA
                                                  COVENANT                          SALES PROJECTION
           QUARTER                             ($ IN MILLIONS)                      ($ IN MILLIONS)
           Q4-2006                                    *                                    *
           Q1-2007                                    *                                    *
           Q2-2007                                    *                                    *
           Q3-2007                                    *                                    *
           Q4-2007                                    *                                    *

*:

                                                     CUMULATIVE                       CUMULATIVE SALES
                                               EBITDA COVENANT ADJUSTMENT                 PROJECTION
          REPORTING PERIOD                        ($ IN MILLIONS)                     ($ IN MILLIONS)
        10/01/2006-12/31/06                                *                                   *
        10/01/2006-3/31/07                                 *                                   *
        10/01/2006-6/30/07                                 *                                   *
        10/01/2006-9/30/07                                 *                                   *
          1/1/07-12/31/07                                  *                                   *


                                        QUARTERLY PROJECTED EBITDA
                                                COVENANT                          SALES PROJECTION
           QUARTER                          ($ IN MILLIONS)                       ($ IN MILLIONS)
           Q4-2006                                  *                                    *
           Q1-2007                                  *                                    *
           Q2-2007                                  *                                    *
           Q3-2007                                  *                                    *
           Q4-2007                                  *                                    *




            [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 2
                        TO FIRST LIEN CREDIT AGREEMENT]

                                                                         ANNEX B

                        LIST OF BRAZILIAN DEBT DOCUMENTS

                                                                                                                         OUTSTANDING
                                                                                                                          PRINCIPAL
                                                                                                                           IN REAIS
     DEBTOR              CREDITOR                                            DOCUMENT                                     (9/30/06)
---------------   ----------------------   ---------------------------------------------------------------------------   -----------
TMT Motoco do     Banco Nacional De        BNDES Facility Agreement No. 05.2.0306.1 dated August 12, 2005                 36,803,000
Brasil Ltda       Desenvolvimento
                  Economico E Social -
                  BNDES ("BNDES"),

Unibanco -        Banco Nacional De        Guarantee Letter dated August 22, 2005 (re BNDES Financing Contract                 NIHIL
Uniao De Bancos   Desenvolvimento          No. 05.2.0306.1)
Brasileiros       Economico E Social -
S.A.              BNDES ("BNDES"),

TMT Motoco do     Unibanco - Uniao De      Guarantee Agreement dated August 22, 2005 (re BNDES Financing Contract              NIHIL
Brasil Ltda       Bancos Brasileiros S.A.  No. 05.2.0306.1)

TMT Motoco do     Banco Alfa De            Advance on Export Contract ACC 06/001123 dated 9.5.2006                         1.114.495
Brasil Ltda       Investimento S.A.        Advance on Export Contract ACC 06/001132 dated 10.5.2006                        1.216.821
                                           Advance on Export Contract ACC 06/001292 dated 23.5.2006                        1.777.961
                                           Advance on Export Contract ACC 06/001332 dated 29.5.2006                        3.581.056
                                           Advance on Export Contract ACC 06/001387 dated 7.6.2006                         1.487.333

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                                                                         OUTSTANDING
                                                                                                                          PRINCIPAL
                                                                                                                           IN REAIS
     DEBTOR              CREDITOR                                            DOCUMENT                                     (9/30/06)
---------------   ----------------------   ---------------------------------------------------------------------------   -----------
                                           Advance on Export Contract ACC 06/001388 dated 7.6.2006                         1.775.920
                                           Advance on Export Contract ACC 06/001408 dated 14.6.2006                          150.791
                                           Advance on Export Contract ACC 06/001773 dated 28.8.2006                        2.853.609
                                                                                                                          ==========
                                                                                                                          13,957,986

TMT Motoco do     Banco Bradesco S.A.      Advance on Export Contract ACC 06/005075 dated 30.6.2006                        1.107.708
Brasil Ltda                                Advance on Export Contract ACC 06/005170 dated 30.6.2006                        1.107.214
                                           Advance on Export Contract ACC 06/005231 dated 3.7.2006                           805.555
                                           Advance on Export Contract ACC 06/005452 dated 10.7.2006                        1.591.311
                                           Advance on Export Contract ACC 06/005453 dated 10.7.2006                          651.995
                                           Advance on Export Contract ACC 06/005607 dated 13.7.2006                        1.479.922
                                           Advance on Export Contract ACC 06/006530 dated 9.8.2006                         1.179.705
                                           Advance on Export Contract ACC 06/006531 dated 9.8.2006                           878.737
                                           Advance on Export Contract ACC 06/006532 dated 9.8.2006                           219.684
                                           Advance on Export Contract ACC 06/006649 dated 11.8.2006                          988.201
                                           Advance on Export Contract ACC 06/006650 dated 11.8.2006                          994.789
                                           Advance on Export Contract ACC 06/006778 dated 16.8.2006                          329.077
                                           Advance on Export Contract ACC 06/006779 dated 16.8.2006                          329.077
                                           Advance on Export Contract ACC 06/006780 dated 16.8.2006                          329.077
                                           Advance on Export Contract ACC 06/006781 dated 16.8.2006                          329.077
                                           Advance on Export Contract ACC 06/006782 dated 16.8.2006                          329.077
                                           Advance on Export Contract ACC 06/006784 dated 16.8.2006                          219.385
                                           Advance on Export Contract ACC 06/006785 dated 16.8.2006                          329.077
                                           Advance on Export Contract ACC 06/006786 dated 16.8.2006                          219.385
                                           Advance on Export Contract ACC 06/006979 dated 23.8.2006                          328.619
                                           Advance on Export Contract ACC 06/006980 dated 23.8.2006                        1.095.396
                                           Advance on Export Contract ACC 06/006981 dated 23.8.2006                          974.903
                                           Advance on Export Contract ACC 06/007140 dated 28.8.2006                        1.094.305

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                                                                         OUTSTANDING
                                                                                                                          PRINCIPAL
                                                                                                                           IN REAIS
     DEBTOR              CREDITOR                                            DOCUMENT                                     (9/30/06)
---------------   ----------------------   ---------------------------------------------------------------------------   -----------
                                           Advance on Export Contract ACC 06/007141 dated 28.8.2006                          656.583
                                           Advance on Export Contract ACC 06/007559 dated 11.9.2006                          436.499
                                           Advance on Export Contract ACC 06/007561 dated 11.9.2006                          436.499
                                           Advance on Export Contract ACC 06/007562 dated 11.9.2006                          218.250
                                           Advance on Export Contract ACC 06/007563 dated 11.9.2006                        2.149.759
                                           Advance on Export Contract ACC 06/007764 dated 13.9.2006                        4.403.264
                                           Advance on Export Contract ACC 06/074200 dated 14.9.2006                        1.714.276
                                           Advance on Export Contract ACC 06/077936 dated 27.9.2006                        2.819.470
                                                                                                                          ==========
                                                                                                                          29,745,876

TMT Motoco do     HSBC Bank Brasil S.A.    Advance on Export Contract ACC 05/070072 dated 1.11.2005                        7.330.707
Brasil Ltda       - Banco Multiplo         Advance on Export Contract ACC 05/073442 dated 16.11.2005                       4.125.818
                                           Advance on Export Contract ACC 06/031332 dated 25.4.2006                        2.308.042
                                           Advance on Export Contract ACC 06/035254 dated 10.5.2006                        2.328.943
                                           Advance on Export Contract ACC 06/038119 dated 17.5.2006                          445.846
                                           Advance on Export Contract ACC 06/039810 dated 22.5.2006                        1.336.562
                                           Advance on Export Contract ACC 06/049962 dated 22.6.2006                        1.161.796
                                           Advance on Export Contract ACC 06/051829 dated 29.6.2006                        1.225.224
                                           Advance on Export Contract ACC 06/055126 dated 11.7.2006                          773.469
                                           Advance on Export Contract ACC 06/056736 dated 17.7.2006                          145.724
                                           Advance on Export Contract ACC 06/057958 dated 20.7.2006                        1.102.863
                                           Advance on Export Contract ACC 06/057962 dated 20.7.2006                        1.094.040
                                           Advance on Export Contract ACC 06/059007 dated 25.7.2006                        1.295.680
                                           Advance on Export Contract ACC 06/060457 dated 28.7.2006                        1.634.136
                                           Advance on Export Contract ACC 06/062166 dated 3.8.2006                           250.734
                                           Advance on Export Contract ACC 06/063032 dated 7.8.2006                         1.120.984
                                                                                                                          ==========
                                                                                                                          27,680,568

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                                                                         OUTSTANDING
                                                                                                                          PRINCIPAL
                                                                                                                           IN REAIS
     DEBTOR              CREDITOR                                            DOCUMENT                                     (9/30/06)
---------------   ----------------------   ---------------------------------------------------------------------------   -----------
TMT Motoco do     Banco Itau BBA S.A.      Advance on Export Contract ACC 05/018001 dated 6.10.2005                        2.447.495
Brasil Ltda                                Advance on Export Contract ACC 05/018536 dated 17.10.2005                       2.410.372
                                           Advance on Export Contract ACC 05/019934 dated 4.11.2005                          918.237
                                           Advance on Export Contract ACC 05/020684 dated 17.11.2005                       2.522.189
                                           Advance on Export Contract ACC 05/020968 dated 21.11.2005                         687.399
                                           Advance on Export Contract ACC 05/021502 dated 25.11.2005                         916.092
                                                                                                                           =========
                                                                                                                           9,901,784

TMT Motoco do     Banco Itau BBA S.A.      Bank Credit Bills representing Dual Index Loans Contract 106306091100100
Brasil Ltda                                dated 11.9.2006                                                                 8.999.761
                                           Bank Credit Bills representing Dual Index Loans Contract 106306091301500
                                           dated 13.9.2006                                                                 5.364.066
                                           Bank Credit Bills representing Dual Index Loans Contract MC6.63/12
                                           dated 15.9.2006                                                                 1.581.902
                                           Bank Credit Bills representing Dual Index Loans Contract 106306092000100
                                           dated 20.9.2006                                                                 4.678.354
                                           Bank Credit Bills representing Dual Index Loans Contract 106306092200100
                                           dated 22.9.2006                                                                 6.617.995
                                           Bank Credit Bills representing Dual Index Loans Contract EC5.63/01 B
                                           dated 25.9.2006                                                                 1.135.968
                                                                                                                          ==========
                                                                                                                          28,378,046

TMT Motoco do     Banco Safra S.A.         BNDES Facility Agreement 32106591-3 dated                                         412.106
Brasil Ltda                                BNDES Facility Agreement 32108874-3 dated 07.12.2005                              460.138
                                           BNDES Facility Agreement 32108523-0 dated 30.12.2004                              491.226
                                                                                                                          ==========
                                                                                                                           1,363,470

TMT Motoco do     Banco Bradesco S.A.      BNDES Facility Agreement (proposal no 2004018) dated 19.04.2005                49,493,000
Brasil Ltda

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                                                                         OUTSTANDING
                                                                                                                          PRINCIPAL
                                                                                                                           IN REAIS
     DEBTOR              CREDITOR                                            DOCUMENT                                     (9/30/06)
---------------   ----------------------   ---------------------------------------------------------------------------   -----------

TMT Motoco do     Fleet National Bank      Brazilian Pre-Export Financing Agreement 03/023970 dated 18.6.2003              2.174.207
Brasil Ltda       d.b.a BankBoston, N.A    Brazilian Pre-Export Financing Agreement 03/027035 dated 10.7.2003              2.610.858
                                           Brazilian Pre-Export Financing Agreement 03/031835 dated 8.8.2003               2.590.933
                                           Brazilian Pre-Export Financing Agreement 03/033941 dated 22.8.2003              2.575.366
                                           Brazilian Pre-Export Financing Agreement 04/018926 dated 31.3.2004              3.261.303
                                           Brazilian Pre-Export Financing Agreement 04/026608 dated 6.5.2004               3.660.592
                                                                                                                          ==========
                                                                                                                          16,873,259

TMT Motoco do     Tecumseh do Brasil       Loan Agreement dated June 22, 2004                                             48,798,000
Brasil Ltda       Ltda.

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                         ANNEX C

                      PROPERTY TO BE ADDED TO SCHEDULE 4.19

                         OWNER/LESSEE
FACILITY                   (LESSOR)                      STREET ADDRESS
--------       --------------------------------   ---------------------------
Toledo, Ohio   Owner: Tecumseh Products Company   1925 Nebraska Ave., Toledo,
               Lessee: Ice Investments, Inc.      Ohio 43607

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                         ANNEX D

                    PROPERTY TO BE ADDED TO SCHEDULE 8.4(b)

16045 Michigan Avenue
New Holstein, WI 53061

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT A

                  AMENDMENT NO.1 TO THE INTECREDITOR AGREEMENT

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT B

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

               RE: TECUMSEH PRODUCTS COMPANY

               Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Waiver shall have the meanings ascribed to such terms in the Credit Agreement.

               The Borrower has requested that the Lenders consent to amend the Credit Agreement on the terms described in Amendment No. 2 to Second Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

               Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Waiver on its behalf.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Name of Lender]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated as of November 3, 2006

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT C

                              CONSENT OF GUARANTORS

                                                    Dated as of November 3, 2006

               Each of the undersigned companies, as a Guarantor under the Guaranty dated February 6, 2006 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                            [Signature pages follow]

               IN WITNESS WHEREOF, the parties hereto have consented to this Amendment No. 2, as of the date first written above.

                                        CONVERGENT TECHNOLOGIES INTERNATIONAL,
                                        INC.
                                        TECUMSEH TRADING COMPANY
                                        EVERGY, INC.
                                        FASCO INDUSTRIES, INC.
                                        MANUFACTURING DATA SYSTEMS, INC.
                                        M. P. PUMPS, INC.
                                        TECUMSEH CANADA HOLDING COMPANY
                                        TECUMSEH COMPRESSOR COMPANY
                                        TECUMSEH POWER COMPANY
                                        VON WEISE GEAR COMPANY
                                        as U.S. Guarantors


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        EUROMOTOR, INC.
                                        as U.S. Guarantor


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President


                                        HAYTON PROPERTY COMPANY, LLC
                                        TECUMSEH DO BRASIL USA, LLC
                                        as U.S. Guarantors


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: President

     [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 2 TO SECOND LIEN
                                CREDIT AGREEMENT]

                                        TECUMSEH PRODUCTS OF CANADA LIMITED,
                                        as Canadian Guarantor


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title:
                                               ---------------------------------


                                        FASCO MOTORS COMPANY,
                                        as Canadian Guarantor


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title:
                                               ---------------------------------

     [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 2 TO SECOND LIEN
                                CREDIT AGREEMENT]

                                                                       EXHIBIT D

                 MASTER GLOBAL MANUFACTURE AND SUPPLY AGREEMENT